Exhibit 99.1

Nxu Inc. Announces $5 Million Public Offering

MESA, Ariz., August 9, 2023 (GLOBE NEWSWIRE) -- Nxu Inc., (NASDAQ: NXU) (“Nxu”, “the Company”), a vertically integrated technology company creating energy storage and charging solutions for the infrastructure we need to power our electrified future, today announced the pricing of a public offering of 16,666,667 units at a public offering price of $0.30 per unit. Each unit consists of one share of Class A common stock (or a pre-funded warrant in lieu thereof) and one common warrant, with each warrant exercisable for two shares of Class A common stock at an exercise price of $0.30 per share. The common warrants will be immediately exercisable and expire three years from the date of issuance. The pre-funded warrants and accompanying common warrants are identical to the units, except that each pre-funded warrant is immediately exercisable for one share of Class A common stock at an exercise price of $0.0001, the purchase price for a pre-funded warrant and accompanying common warrants is $0.2999 and the pre-funded warrants do not expire until exercised. Gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $5 million.

The closing of the offering is expected to occur on or about August 11, 2023, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

In connection with the offering, the Company has agreed to amend the terms of existing Series B warrants to purchase 1,905,750 shares of the Company’s Class A common stock held by certain investors in the offering, issued to such investors on February 21, 2023, to provide that the investors may exchange such Series B warrants for the number of shares of Class A common stock into which such Series B warrants had been exercisable. The amendment will become effective immediately upon the closing of the offering. No additional consideration will be received by the Company, and the Series B warrants will be extinguished upon exchange.

A.G.P./Alliance Global Partners is acting as lead placement agent for the offering, and Maxim Group LLC is acting as co-placement agent for the offering.

A registration statement on Form S-1 (File No. 333-272793) relating to the sale of these securities was declared effective by the Securities and Exchange Commission (the "SEC") on August 8, 2023. This offering is being made only by means of a prospectus. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com, or by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Syndicate Department, by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nxu, Inc.

Nxu, Inc. is a vertically integrated technology company leveraging its intellectual property and U.S.-manufactured battery innovations to support e-Mobility and energy storage solutions. Driving the energy future, Nxu is developing an ecosystem of industry leading battery cell and pack technologies, grid level energy storage solutions, charging infrastructure, platform and medium-duty electric mobility solutions, and over-air cloud management – encompassed by Nxu’s seamless subscription-based models. For more information, visit www.nxuenergy.com.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others, statements relating to: the current and future performance of the Company's business; the Company's financing and capitalization strategies, including the offering described herein; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Nxu on the date hereof. Nxu undertakes no duty to update this information unless required by law.

CONTACT:
Media Contact
Amy O’Hara
Nxu, Inc.
info@nxuenergy.com

Investor Contact
Julie Kegley
Financial Profiles, Inc.
Nxu@finprofiles.com